Exhibit 99.1

Station Casinos Announces First Quarter 2012 Results

LAS VEGAS--(BUSINESS WIRE)--May 15, 2012--Station Casinos LLC ("Station" or the “Company") today announced the results of its operations for the first quarter ended March 31, 2012.

“As we highlighted in our year-end financial results, 2011 marked a transition year for the Company as we completed our $2.8 billion restructuring on June 17, 2011. Throughout 2011, Station Casinos focused on rebuilding its brand and image with our team members and guests, and we expected 2012 to show improvements in our operating results and financial performance with a focus on margin improvement and flow through,” stated Marc Falcone, Executive Vice President and Chief Financial Officer. “During the first quarter, we experienced gains in revenue and operating income in all of our major departments,” said Falcone.

Consolidated Results of Operations

The Company's consolidated net revenues for the first quarter ended March 31, 2012 were approximately $318 million, an increase of 8.4% compared to the prior year of $293 million. Consolidated EBITDAM for the first quarter was $97.8 million, an increase of 20.9% compared to the prior year of $80.8 million. As a result, the Company posted an EBITDAM operating margin of 31.1% as compared to 27.8% in the prior year first quarter, a 330 basis point increase. “Our first quarter results were the best quarterly results we have achieved in three years. In addition to being able to drive significant revenue growth during the quarter, we were also able to bring 73% of the revenue increase to the bottom line,” said Falcone.

Guarantor Group Results of Operations

The net revenues for Station Casinos LLC and the subsidiaries that own Red Rock, Palace Station, Boulder Station and Sunset Station (the “Guarantor Group”) for the first quarter ended March 31, 2012 were approximately $171.5 million, an increase of 9.6% compared to the prior year. The Company reported EBITDAM for the Guarantor Group for the quarter of $55.9 million, an increase of 28.1% compared to the prior year. The EBITDAM operating margin for the Guarantor Group was 32.6% as compared to 27.9% in the prior year first quarter.

EBITDAM is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for valuation of gaming companies. EBITDAM is further defined in footnote 1.

Balance Sheet Items and Capital Expenditures

The outstanding principal balance of long-term debt was $2.3 billion on a consolidated basis (excluding a nonrecourse land loan of $107 million) and $1.65 billion for the Guarantor Group as of March 31, 2012. In the first quarter, the Company repaid approximately $44 million of debt. From June 17, 2011, the date the Company acquired assets from Station Casinos, Inc., on a consolidated basis, the Company has repaid over $110 million of debt.

For the quarter, total consolidated capital expenditures were $12.4 million, of which $6.5 million were for the Guarantor Group.

Graton

The Company continues to make significant progress on the Federated Indians of Graton Rancheria’s (the “Tribe”) project in Sonoma County California. The project is located 43 miles north of San Francisco on the Tribe’s reservation, which was taken into trust by the federal government in October 2010. On March 27, 2012, Governor Brown, on behalf of the State of California, signed a Class-III gaming compact with the Tribe, which was then ratified by both houses of the California legislature last week. The compact allows the Tribe to operate up to 3,000 slot machines and provides for not more than 15 percent of slot revenue to be shared with the State, local communities, and California’s non-gaming and limited-gaming tribes. The compact will be submitted to the Department of the Interior and the Secretary will have 45 days in which to approve, reject or allow the compact to become effective by operation of law. We anticipate starting construction on the project this summer and opening by the end of 2013.

Conference Call Information

The Company will host a conference call on, Tuesday, May 15, 2012 at 1:30 p.m. (PDT) to discuss its first quarter financial results. The conference call will consist of prepared remarks from the Company and will include a question and answer session. Those interested in participating in the call should dial (888) 544-7920 or (518) 444-0708 for international callers, approximately 15 minutes before the call start time. A replay of the call will be available from 5:30 p.m. (PDT) on May 15, 2012, until 11:59 p.m. (PDT) on May 22, 2012 at (855) 859-2056. The reservation number is 79771979.

Company Information and Forward Looking Statements

Station Casinos LLC is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Green Valley Ranch Resort Casino Spa, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Gold Rush Casino and Lake Mead Casino. Station also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Lanes and Casinos and The Greens. In addition, Station owns a 50% interest in MPM Enterprises, LLC, which is the manager of the Gun Lake Casino in southwestern Michigan.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to the economic downturn, and in particular the economic downturn in Nevada, and its effect on consumer spending and our business; the effects of intense competition that exists in the gaming industry; the risk that new gaming licenses or gaming activities, such as internet gaming, are approved and result in additional competition; our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete; the risk that we will not be able to finance our development and investment projects or refinance our outstanding indebtedness; the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition; general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, and general economic conditions, including interest rates, on our business and results of operations; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; risks associated with development, construction and management of new projects or the expansion of existing facilities, including cost overruns and construction delays; and other risks described in the filings of the Company with the Securities and Exchange Commission.

(1) EBITDAM consists of net income plus interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease termination costs, other non-recurring costs, depreciation, amortization and management fee expense. EBITDAM is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDAM is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDAM provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDAM and the trends it depicts, the components should be considered. The impact of interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease termination costs, other non-recurring costs, depreciation, amortization and management fee expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDAM. Further, EBITDAM does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDAM or adjustments to such measures may calculate EBITDAM or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDAM may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDAM to net income is included in the financial schedules accompanying this release.

Station Casinos LLC
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Consolidated
	Three Months Ended
	March 31,
	2012	2011
	Actual	Pro Forma (a)
Operating revenues:
Casino	$230,179	$215,855
Food and beverage	60,949	55,699
Room	27,858	24,404
Other	16,433	16,532
Management fees	7,765	4,880
Gross revenues	343,184	317,370
Promotional allowances	(24,985)	(23,873)
Net revenues	318,199	293,497

Operating costs and expenses:
Casino	88,162	87,916
Food and beverage	42,294	38,940
Room	10,880	10,097
Other	5,875	6,422
Selling, general, administrative and corporate	70,005	67,440
Development and preopening	55	694
Depreciation and amortization	30,701	28,160
Management fees	11,781	10,553
Write-downs and other charges, net	451	279
	260,204	250,501

Operating income	57,995	42,996
Earnings from joint ventures	545	508
Operating income and earnings from joint ventures	58,540	43,504

Other expense:
Interest expense, net	(49,620)	(47,795)

Net income (loss)	8,920	(4,291)
Less: Net income applicable to noncontrolling interests	2,086	1,800
Net income (loss) applicable to Station Casinos LLC members	$6,834	$(6,091)

(a)	Pro forma information is based on consolidated results for Station Casinos, Inc. before the Effective Date. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into new floating-to-fixed interest rate swaps, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

Station Casinos LLC
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Consolidated
	Three Months Ended
	March 31,
	2012	2011
	Actual	Pro Forma (a)

Net revenues applicable to Station Casinos LLC members	$314,403	$291,143

Net income (loss)	$8,920	$(4,291)
Interest and other expense, net	49,620	47,795
Depreciation and amortization	30,701	28,160
EBITDA	89,241	71,664
EBITDA applicable to noncontrolling interests	(3,795)	(2,350)
Management fee expense	11,781	10,553
Development and preopening	55	694
Write-downs and other charges, net	451	279
Write-downs and other charges at joint ventures (50%)	29	-
Adjusted EBITDAM	$97,762	$80,840

Occupancy percentage	88%	84%
ADR	$77	$71

Principal amount of long-term debt at March 31, 2012:
Guarantor Group	$1,653,866
Opco	387,706
Green Valley Ranch	296,283
Land loan	107,167
Total	$2,445,022

Station Casinos LLC and Guarantor Subsidiaries
Condensed Combined Statements of Operations
(amounts in thousands)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended
	March 31,
	2012	2011
	Actual	Pro Forma (b)
Operating revenues:
Casino	$123,592	$114,415
Food and beverage	35,406	32,334
Room	18,591	15,800
Other	7,609	7,531
Gross revenues	185,198	170,080
Promotional allowances	(13,678)	(13,518)
Net revenues	171,520	156,562

Operating costs and expenses:
Casino	46,436	47,088
Food and beverage	24,775	22,670
Room	7,058	6,341
Other	2,470	2,632
Selling, general, administrative and corporate	34,898	34,203
Development and preopening	2	470
Depreciation and amortization	16,931	15,348
Management fees	6,525	5,704
Write-downs and other charges, net	233	243
	139,328	134,699

Operating income	32,192	21,863
Equity in earnings of unconsolidated subsidiaries	9,664	7,424
Operating income and earnings from unconsolidated subsidiaries	41,856	29,287

Other expense:
Interest expense, net	(35,022)	(34,838)

Net income (loss)	$6,834	$(5,551)

(b)	Pro forma information is based on consolidated results for Station Casinos, Inc. before the Effective Date. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into a new floating-to-fixed interest rate swap, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

Station Casinos LLC and Guarantor Subsidiaries
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended
	March 31,
	2012	2011
	Actual	Pro Forma (b)

Net revenues	$171,520	$156,562

Net income (loss)	$6,834	$(5,551)
Interest and other expense, net	35,022	34,838
Depreciation and amortization	16,931	15,348
EBITDA	58,787	44,635
Management fee expense	6,525	5,704
Write-downs and other charges, net	233	243
Development and preopening	2	470
Equity in earnings of unconsolidated subsidiaries	(9,664)	(7,424)
Adjusted EBITDAM	$55,883	$43,628

Occupancy percentage	89%	85%
ADR	$80	$72

CONTACT:
Station Casinos LLC
Marc J. Falcone
Executive Vice President and Chief Financial Officer
(702) 495-3600
or
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer
(702) 495-4210
or
Lori B. Nelson
Vice President of Corporate Communications
(702) 495-4248